Exhibit 21.1

List of Subsidiaries

Ambassador Packaging Limited (UK)

Hexacomb Corporation (Illinois)

Hexacomb S.A. (Spain)

Jiffy Packaging Company Limited (UK)

Kobusch Packaging Egypt (Egypt)

Kobusch-Folien Verwaltungsgellschaft mbH (Germany)

MSP Schmeisser GmbH (Germany)

Pactiv Sp. Z.o.o. (Poland)

Pregis BV (Holland)

Pregis Canada Limited (Canada)

Pregis Corporation (Delaware)

Pregis GmbH (Germany)

Pregis Innovative Packaging Inc. (Delaware)

Pregis Kft. (Hungary)

Pregis (Italy) Holding S.r.l. (Italy)

Pregis (Luxembourg) Holding S.àr.l. (Luxembourg)

Pregis Management Corporation (Delaware)

Pregis Mexico, S. de R.L. de C.V. (Mexico)

Pregis (Netherlands) Holding B.V. (Holland)

Pregis NV (Belgium)

Pregis Rigid Packaging Limited (UK)

Pregis S.A.S. (France)

Pregis Servicio, S. de R.L. de C.V. (Mexico)

Pregis S.p.A. (Italy)

Pregis (UK) Holding I Limited (UK)

Pregis (UK) Holding II Limited (UK)

Prvni Obalova Spol. S.R.O. (Czech Republic)

Opal 39. GmbH (renamed in Pregis Germany I GmbH and afterwards in Sengewald Klinikprodukte GmbH) (Germany)

Opal 40. GmbH (renamed in Pregis Germany II GmbH and afterwards in Kobusch-Sengewald GmbH) (Germany)

Sengewald Klinikprodukte Verwaltungsgellschaft mbH (Germany)

Wellenfoam NV (Belgium)